Exhibit 99.1

Company Investor/Media Contact:

DJO Incorporated

Mark Francois, Director of Investor Relations

(760) 734-4766

mark.francois@djortho.com

FOR IMMEDIATE RELEASE

DJO INCORPORATED ANNOUNCES FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 2006

•                  Fourth Quarter and Full Year Net Revenues Grow 48% and 44%, Respectively

SAN DIEGO, CA February 12, 2007 – DJO Incorporated, (NYSE: DJO), a global provider of products and services that promote musculoskeletal and vascular health, today announced financial results for the fourth quarter and fiscal year ended December 31, 2006.

Fourth Quarter

Net revenues for the fourth quarter of 2006 were $110.8 million, reflecting an increase of 47.8 percent, compared with net revenues of $75.0 million in the fourth quarter of 2005.  The fourth quarters of 2006 and 2005 each included 61 shipping days.  For the fourth quarter, net revenues for the Company’s Domestic Rehabilitation, Regeneration and International business segments grew by 36.0 percent, 12.1 percent and 184.5 percent, respectively.

Non-GAAP net income for the fourth quarter of 2006 was $7.5 million, or $0.31 per share, compared with non-GAAP net income of $8.1 million, or $0.35 per share, for the fourth quarter of 2005.  As of January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, resulting in the recognition of stock-based compensation expense beginning January 1, 2006.  Non-GAAP results for the fourth quarter of 2006 exclude the after tax impact of this stock-based compensation expense and certain costs and expenses related to acquisitions and the Company’s move into its new corporate headquarters.  GAAP net income for the fourth quarter of 2006 was $1.0 million, or $0.04 per share, compared with GAAP net income of $8.1 million, or $0.35 per share, for the fourth quarter of 2005.  As previously discussed by the Company, the acquisition of Aircast had a dilutive impact on the Company’s 2006 financial results due to the impact of purchase accounting amortization expense and interest expense related to the acquisition financing being in excess of the pre-integration profit contribution from the Aircast business.  The Company indicated that its strong push to complete the integration by December 31, 2006 resulted in significant costs and certain operating inefficiencies that impacted the Company’s

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financial results in the fourth quarter of 2006. The Company confirmed that it expects the acquisition to be highly accretive to earnings in 2007, based on expected cost reduction synergies achieved through the integration of the acquired business into DJO.

As discussed in the Company’s January 9, 2007 press release, high growth within the Company’s OfficeCare and other insurance billing businesses has necessitated incremental investment in operating resources to scale up the related billing and collections activities, including those maintained by the Company’s third-party billing and collections outsource partner, to effectively manage the continued high growth of these businesses.  Fourth quarter results reflect incremental net operating expenses, aggregating approximately $1.2 million ($0.7 million after tax, or $0.03 per share) for these additional resources and certain increases in estimates of bad debt reserves required for this business.

Full Year 2006

For the full year 2006, net revenues totaled $413.1 million, reflecting an increase of 44.3 percent, compared with net revenues of $286.2 million reported for 2005. For the year, net revenues for the Company’s Domestic Rehabilitation, Regeneration and International business segments grew by 35.4 percent, 16.3 percent and 143.8 percent, respectively.

Non-GAAP net income for the full year 2006 was $31.0 million, or $1.32 per share, compared with non-GAAP net income of $29.4 million, or $1.30 per share, for the full year 2005.  Non-GAAP results for the full year 2006 exclude the after tax impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value, certain costs and expenses related to acquisitions, an arbitration that concluded in the second quarter of 2006, the Company’s move into its new corporate headquarters and the write-off of previously deferred expenses related to discontinued acquisitions.  GAAP net income for the full year 2006 was $12.6 million, or $0.54 per share, compared with GAAP net income of $29.2 million, or $1.29 per share, for the full year 2005.

“We are pleased to report very strong revenue for the fourth quarter, which at $110.8 million, exceeded the high end of our original range of expectation.  The fourth quarter finished an outstanding record year of revenue growth for DJO,” said Les Cross, president and CEO.  “Our 2006 results reflect the continuing success of our internal growth initiatives, with added acceleration from our acquisition strategy. For the five year period ending December 31, 2006, these successful strategies have yielded a compound annual revenue growth rate of 22.6%.

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“In 2006, our initiatives resulted in strong growth within each of our Domestic Rehabilitation, Regeneration and International business segments, all of which are growing faster than the estimated growth rates of the underlying markets.  We achieved this growth by launching a steady flow of new products throughout the year, 20 in all, optimizing the size and productivity of our sales force, expanding our OfficeCare business where we bill directly to third-party payors at the insurance reimbursement or “retail” price point and by continuing to expand our international market presence.

“Our acquisition strategy in 2006 brought us two important new businesses, Axmed in France and Aircast Incorporated, which also contributed to the Company’s top-line revenue growth in 2006.  Much of 2006 was focused on integrating these businesses. The fourth quarter activities dedicated to the completion of the integration resulted in costs and inefficiencies that impacted our results. We are pleased to announce that, as a result of the hard work and costs incurred in the fourth quarter, we did complete the important integration milestone by the end of the year.

“Our non-GAAP consolidated gross profit margin was 62.9% of revenues in the fourth quarter, reflecting an improvement of 20 basis points from the fourth quarter of 2005 and a sequential improvement of 50 basis points from the third quarter of 2006. The improvement in margins in the fourth quarter is primarily attributable to strong results in our Regeneration segment.  Our gross profit for the fourth quarter was reduced by charges, aggregating approximately $5.1 million, related to stock-based compensation expense (approximately $0.3 million) and costs and expenses related to our acquisitions and our move into our new corporate headquarters (approximately $4.8 million).

“Our non-GAAP operating income margin in the fourth quarter was 16.6%.  Our operating incomewas impacted by our integration activities and by investments we made in additional operating resources for the billing and collections activities related to OfficeCare and our other insurance billing businesses and for certain increases in our estimates of bad debt reserves required for these businesses, which continue to be growth drivers for DJO.  Notably, net revenues in our OfficeCare channel grew by 21.4% and 20.0% in the fourth quarter and full year, respectively.  Total GAAP operating expenses for the fourth quarter included charges, aggregating approximately $4.6 million, related to stock-based compensation expense (approximately $2.6 million) and costs and expenses related to acquisitions and our move into our new corporate headquarters (approximately $2.0 million).

“As in prior quarters, the effective tax benefit rate applied to our stock-based compensation expense was lower in the fourth quarter than the effective rate applied to our pre-tax income before such stock-based compensation expense. For the fourth quarter, the effective tax rate applied to our pre-tax income before stock-based compensation expense was 39.9% and the effective tax benefit rate applied to our stock-based compensation expense was 18.2%. Because integration-related costs incurred in the fourth quarter decreased our pre-tax

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income before stock-based compensation expense, the blended effective tax rate applicable to our GAAP pre-tax income was 62.5% for Q4. For the full year, the effective tax rate applied to our pre-tax income before stock-based compensation expense was 39.9% and the effective tax benefit rate applied to our stock-based compensation expense was 20.9%, resulting in a weighted-average blended rate on 2006 GAAP pre-tax income of 47.6%.

“The total after-tax impact on our fourth quarter 2006 earnings from stock-based compensation expense was $2.4 million, or approximately $0.10 per share.  The total after-tax impact on our fourth quarter 2006 earnings from other costs and expenses not deemed to be reflective of the Company’s ongoing operations was $4.1 million, or approximately $0.17 per share.

“We generated good cash flow in the fourth quarter in spite of our integration costs, aided by the sale of the Aircast Summit, NJ headquarters facility and proceeds from stock option exercises. We repaid approximately $7 million of debt during the quarter.

“With the integration of Aircast now complete, we enter 2007 with greater product depth and selling resources aided by a tailwind of momentum from our 2006 revenue results.  We are also well positioned to deliver strong earnings growth in 2007 as we benefit from our newly integrated platform and the integration-related cost reductions we have previously highlighted.

“For 2007, our top-line will be driven by a set of growth strategies very similar to 2006.  With this in mind, we expect to achieve total Company revenues in 2007, before the benefit of any new potential acquisitions, of between $465 million and $480 million, representing year-over-year growth of approximately 13% to 16%, including the benefit of our first full year of Aircast revenue.  We expect solid growth in both gross profit margins and operating income margins in 2007, reflecting a full year of synergies from the Aircast integration and the positive marginal contribution from our revenue growth.  Before the impact of stock-based compensation expense, we expect gross profit margins to reach at least 65% for the full 2007 year. We expect these margins to start the year between 63% and 64% and build through the year as we gain traction with post-integration efficiencies in the factory and begin to vertically integrate more of the Aircast processes. With respect to operating income margins, before the impact of stock-based compensation expense, we expect to start the year with margins between 18% and 19%, improving through the year, with such margins approaching 25% by year-end.  Stock-based compensation expense is expected to reduce our operating margins for 2007 by between 250 and 300

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basis points.  We expect our GAAP earnings per share to increase substantially over 2006, falling in a range of $1.70 per share to $1.80 per share, after approximately $0.35 to $0.40 per share in stock-based compensation expense.  Our non-GAAP earnings per share (before stock-based compensation) for 2007 are expected to be between $2.05 and $2.20 per share, reflecting growth of approximately 54% to 65% over non-GAAP earnings per share for 2006. Cash flow from operations for 2007 is expected to be between $80 million and $100 million and capital expenditures for 2007 are not expected to exceed $10 million.

“We expect the first quarter of 2007, which contains 64 shipping days, to generate revenues of approximately $114 million.  Average daily sales in the first calendar quarter are generally seasonally lower than the fourth calendar quarter.  Although we expect to see some expansion in gross profit margins in the first quarter, we will not enjoy the full benefit of the post-integration manufacturing cost reductions until all inventories built by Aircast in New Jersey have been sold. With the benefit of increasing integration cost reductions partially offset by the impact of increased spending related to first quarter trade shows and sales meetings, we expect operating margins in the first quarter to be between 18% and 19%, before the impact of stock-based compensation expense.”

Recent Business Highlights:

•                  The Company introduced four new products in the fourth quarter for foot, ankle and knee applications, bringing the total number of new products in 2006 to 20.

•                  The Company’s subsidiary in the United Kingdom was awarded the British Healthcare Trade Association Customer Service and Innovation Award in the Orthotics category.  This award recognizes companies who have given the best service in the fields of mobility, orthotics and prosthetics.

Conference Call Information

DJO has scheduled a conference call to discuss this announcement beginning at 5:00 PM, Eastern Time today, February 12, 2007.  Individuals interested in listening to the conference call may do so by dialing (706) 634-0177, using the reservation code 9018377.  A telephone replay will be available for 48 hours following the conclusion of the call by dialing (706) 645-9291 and using the above reservation code.  The live conference call also will be available via the Internet at www.djortho.com, and a recording of the call will be available on the Company’s website.

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About DJO Incorporated

DJO Incorporated is a global provider of solutions for musculoskeletal and vascular health, specializing in rehabilitation and regeneration products for the non-operative orthopedic, spine and vascular markets.  Marketed under the Aircast®, DonJoy® and ProCare® brands, the Company’s broad range of over 700 rehabilitation products, including rigid knee braces, soft goods and pain management products, are used in the prevention of injury, in the treatment of chronic conditions and for recovery after surgery or injury. The Company’s regeneration products consist of bone growth stimulation devices that are used to treat nonunion fractures and as an adjunct therapy after spinal fusion surgery.  The Company’s vascular systems products help prevent deep vein thrombosis and pulmonary embolism that can occur after orthopedic and other surgeries.  Together, these products provide solutions throughout the patient’s continuum of care.  The Company sells its products in the United States and in more than 70 other countries through networks of agents, distributors and its own direct sales force.  Customers include orthopedic, podiatric and spine surgeons, orthotic and prosthetic centers, third-party distributors, hospitals, surgery centers, physical therapists, athletic trainers, other healthcare professionals and individual and team athletes.  For additional information on the Company, please visit www.djortho.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such statements relate to, among other things, the Company’s revenue and earnings guidance for 2007.  The words “believe,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement.  These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks related to the successful execution of the Company’s business strategies relative to its Domestic Rehabilitation, Regeneration and International businesses; the realization of substantial operational synergies from the integration of Aircast’s administrative, manufacturing and distribution operations into the Company’s existing operations in Vista, Mexico and Indianapolis respectively; the successful combination of the Company’s and Aircast’s respective operations in several countries in Europe; the realization of expected revenue synergies from the Aircast product lines; the continued growth of the markets the Company addresses; the impact of potential reductions in reimbursement levels by

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Medicare and other governmental and commercial payors; the Company’s ability to successfully develop, license or acquire, and timely introduce and market new products or product enhancements; the Company’s dependence on orthopedic professionals, agents and distributors for marketing its products; the Company’s dependence on third-party agents to manage insurance billing and collections; risks relating to the Company’s international operations; resources needed and risks involved in complying with government regulations and in developing and protecting intellectual property; and the effects of healthcare reform, Medicare competitive bidding, managed care and buying groups on the prices of the Company’s products. Other risk factors are detailed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, filed on November 8, 2006, with the Securities and Exchange Commission.

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DJO Incorporated

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data and number of operating days)

	Three Months Ended
	December 31, 2006	December 31, 2005

Net revenues	$110,765	$74,957
Costs of goods sold (A),(B)	46,145	27,994
Gross profit	64,620	46,963
Operating expenses:
Sales and marketing (A),(B)	36,706	22,183
General and administrative (A),(B)	12,467	7,253
Research and development (A),(B)	2,243	1,601
Amortization of acquired intangibles	4,515	1,436
Total operating expenses	55,931	32,473
Income from operations	8,689	14,490
Interest expense and other, net	(5,996)	(1,132)
Income before income taxes	2,693	13,358
Provision for income taxes	(1,684)	(5,222)
Net income	$1,009	$8,136
Net income per share:
Basic	$0.04	$0.37
Diluted	$0.04	$0.35
Non-GAAP diluted net income per share (excluding the impact of stock-based compensation expense, certain other charges and expenses related to acquisitions and the Company’s move into its new corporate headquarters)	$0.31	$0.35
Weighted average shares outstanding used to calculate per share information:
Basic	23,133	21,980
Diluted	23,852	22,958
Number of operating days	61	61

(A)         Includes stock-based compensation expense, as follows(C):

Costs of goods sold	$299	$—
Sales and marketing	1,350	—
General and administrative	1,084	—
Research and development	148	—
	$2,881	$—

(B)         Includes certain other charges and expenses related to acquisitions and the Company’s move into its new corporate headquarters as follows (C):

Costs of goods sold	$4,782	$—
Sales and marketing	1,433	—
General and administrative	518	—
Research and development	90	—
	$6,823	$—

(C)   See reconciliation of non-GAAP financial measures in table at end of press release.

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	Year Ended
	December 31, 2006	December 31, 2005

Net revenues	$413,058	$286,167
Costs of goods sold (A),(B)	166,106	105,289
Gross profit	246,952	180,878
Operating expenses:
Sales and marketing (A),(B)	129,081	86,241
General and administrative (A),(B)	48,176	29,432
Research and development (A),(B)	8,988	6,350
Amortization of acquired intangibles	15,166	4,996
Total operating expenses	201,411	127,019
Income from operations	45,541	53,859
Interest expense and other, net (B)	(21,426)	(5,398)
Income before income taxes	24,115	48,461
Provision for income taxes	(11,474)	(19,263)
Net income	$12,641	$29,198
Net income per share:
Basic	$0.55	$1.34
Diluted	$0.54	$1.29
Non-GAAP diluted net income per share (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions, costs related to an arbitration concluded in second quarter 2006 and the Company’s move into its new corporate headquarters and the write-off of previously deferred expenses related to discontinued acquisitions)	$1.32	$1.30
Weighted average shares outstanding used to calculate per share information:
Basic	22,810	21,786
Diluted	23,522	22,699
Number of operating days	252	253

(A)         Includes stock-based compensation expense, as follows (C):

Costs of goods sold	$987	$—
Sales and marketing	4,525	—
General and administrative	3,629	—
Research and development	533	—
	$9,674	$—

(B)         Includes purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions, costs related to an arbitration concluded in second quarter 2006 and the Company’s move into its new corporate headquarters and the write-off of previously deferred expenses related to discontinued acquisitions, as follows (C):

Costs of goods sold	$10,347	$—
Sales and marketing	2,593	—
General and administrative	2,140	—
Research and development	277	—
Interest expense and other, net	2,438	362
	$17,795	$362

(C)        See reconciliation of non-GAAP financial measures in table at end of press release.

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DJO Incorporated

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$7,006	$1,107
Accounts receivable, net	90,236	62,068
Inventories, net	47,214	24,228
Deferred tax asset, net, current portion	10,797	7,066
Prepaid expenses and other current assets	14,521	4,387
Total current assets	169,774	98,856
Property, plant and equipment, net	32,699	15,396
Goodwill, intangible assets and other assets	447,610	157,975
Deferred tax asset, net	18,251	32,437
Total assets	$668,334	$304,664

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other accrued liabilities	$66,331	$31,095
Long-term debt, current portion	831	5,000
Total current liabilities	67,162	36,095
Long-term debt, less current portion	326,419	42,500
Accrued pension	201	—
Other long-term accrued liabilities	4,283	—
Total stockholders’ equity	270,269	226,069
Total liabilities and stockholders’ equity	$668,334	$304,664

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DJO Incorporated

Unaudited Segment Information

(In thousands, except number of operating days)

	Three Months Ended		Revenues per Day Three Months Ended
	Dec. 31, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005

Net revenues:
Domestic Rehabilitation	$70,577	$51,888	$1,157	$851
Regeneration	16,554	14,762	271	242
International	23,634	8,307	388	136
Consolidated net revenues	110,765	74,957	$1,816	$1,229

Gross profit:
Domestic Rehabilitation	34,349	28,495
Regeneration	15,318	13,478
International	14,953	4,990
Consolidated gross profit (1)	64,620	46,963

Income from operations:
Domestic Rehabilitation	5,595	11,359
Regeneration	3,876	3,808
International	3,096	1,870
Income from operations of reportable segments (2)	12,567	17,037
Expenses not allocated to segments (3)	(3,878)	(2,547)
Consolidated income from operations	$8,689	$14,490
Number of operating days	61	61

(1) GAAP consolidated gross profit for the three months ended December 31, 2006, includes:

	Domestic Rehabilitation	Regeneration	International
GAAP gross profit	$34,349	$15,318	$14,953
Stock-based compensation expense	272	15	12
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions and the Company’s move into its new corporate headquarters	3,974	64	744
Non-GAAP gross profit (excluding the impact of stock-based compensation expense and certain other charges related to acquisitions and the Company’s move into its new corporate headquarters)	$38,595	$15,397	$15,709

(2) GAAP income from operations for reportable segments for the three months ended December 31, 2006, includes:

	Domestic Rehabilitation	Regeneration	International
GAAP income from operations of reportable segments	$5,595	$3,876	$3,096
Stock-based compensation expense	1,316	458	284
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions and the Company’s move into its new corporate headquarters	4,815	101	1,907
Non-GAAP income from operations of reportable segments (excluding the impact of stock-based compensation expense and certain other charges related to acquisitions and the Company’s move into its new corporate headquarters)	$11,726	$4,435	$5,287

(3) Expenses not allocated to segments for the three months ended December 31, 2006 include $0.8 million of stock-based compensation expense.

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	Year Ended		Revenues per Day Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2006	2005	2006	2005
Net revenues:
Domestic Rehabilitation	$267,083	$197,279	$1,060	$780
Regeneration	64,507	55,474	256	219
International	81,468	33,414	323	132
Consolidated net revenues	413,058	286,167	$1,639	$1,131

Gross profit:
Domestic Rehabilitation	137,316	109,752
Regeneration	59,531	49,710
International	50,105	21,416
Consolidated gross profit (1)	246,952	180,878

Income from operations:
Domestic Rehabilitation	35,905	41,878
Regeneration	14,436	14,623
International	11,947	8,430
Income from operations of reportable segments (2)	62,288	64,931
Expenses not allocated to segments (3)	(16,747)	(11,072)
Consolidated income from operations	$45,541	$53,859

Number of operating days	252	253

(1) GAAP consolidated gross profit for the year ended December 31, 2006, includes:

	Domestic Rehabilitation	Regeneration	International
GAAP gross profit	$137,316	$59,531	$50,105
Stock-based compensation expense	816	41	130
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions and the Company’s move into its new corporate headquarters	7,861	96	2,390
Non-GAAP gross profit (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value and certain other charges related to acquisitions and the Company’s move into its new corporate headquarters)	$145,993	$59,668	$52,625

(2) GAAP income from operations for reportable segments for the year ended December 31, 2006, includes:

	Domestic Rehabilitation	Regeneration	International
GAAP income from operations of reportable segments	$35,905	$14,436	$11,947
Stock-based compensation expense	4,263	1,739	935
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions and the Company’s move into its new corporate headquarters	9,912	251	4,376
Non-GAAP income from operations of reportable segments (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value and certain other charges related to acquisitions and the Company’s move into its new corporate headquarters)	$50,080	$16,426	$17,258

(3) Expenses not allocated to segments for the year ended December 31, 2006 include $2.7 million of stock-based compensation expense and $0.7 million of costs related to an arbitration concluded in second quarter 2006.

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DJO Incorporated

Unaudited Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

In managing its business, the Company makes use of certain non-GAAP financial measures in evaluating the Company’s results of operations.

The Company initially adopted SFAS No. 123(R) on January 1, 2006 using the modified prospective method, which resulted in stock-based compensation expense being recognized during the three and twelve months ended December 31, 2006 without corresponding expense in the three and twelve months ended December 31, 2005.  In addition, the events giving rise to purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions, costs related to an arbitration concluded in second quarter 2006 and the Company’s move into its new corporate headquarters and the write-off of previously deferred expenses related to discontinued acquisitions are not associated with the Company’s normal operating business.

The Company believes disclosure of non-GAAP earnings has economic substance because the excluded expenses represent non-cash expenditures, or relate to transactions that are variable in nature between reporting periods.

The Company believes that presenting diluted earnings per share, excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions, costs related to an arbitration concluded in second quarter and the write-off of previously deferred expenses related to discontinued acquisitions, is an additional measure of performance that investors can use to compare operating results between reporting periods.  Management of the Company uses non-GAAP information internally in planning, forecasting and evaluating the Company’s results of operations in the current period and in comparing it to past periods.  The Company also uses these non-GAAP measures in evaluating management performance for compensation purposes.  The Company believes that this information also provides investors better insight in evaluating the Company’s earnings performance from core operations and provides consistency in financial reporting.

The measure, “Non-GAAP gross profit” is reconciled with GAAP gross profit in the table below:

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2006	2005	2006	2005

GAAP gross profit	$64,620	$46,963	$246,952	$180,878
Stock-based compensation expense	299	—	987	—
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions	4,641	—	9,449	—
Expenses related to the Company’s move into its new corporate headquarters	141	—	898	—
Non-GAAP gross profit (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value, certain other charges related to acquisitions and expenses related to the Company’s move into its new corporate headquarters)	$69,701	$46,963	$258,286	$180,878

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DJO Incorporated

Unaudited Reconciliation of Non-GAAP Financial Measures continued

(In thousands, except per share data)

The measure, “Non-GAAP operating income” is reconciled with GAAP operating income in the table below:

	Three Months Ended		Year Ended
	Dec. 31, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005

GAAP operating income	$8,689	$14,490	$45,541	$53,859
Stock-based compensation expense	2,881	—	9,674	—
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions	6,409	—	12,824	—
Costs related to an arbitration concluded in second quarter 2006	—	—	731	—
Costs and expenses related to the Company’s move into its new corporate headquarters	414	—	1,802	—
Non-GAAP operating income (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value, certain other charges related to acquisitions and costs related to an arbitration concluded in second quarter 2006 and expenses related to the Company’s move into its new corporate headquarters)	$18,393	$14,490	$70,572	$53,859

The measure, “Non-GAAP net income” is reconciled with GAAP net income in the table below:

	Three Months Ended		Year Ended
	Dec. 31, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005

GAAP net income	$1,009	$8,136	$12,641	$29,198
Stock-based compensation expense, net of tax	2,357	—	7,653	—
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions, net of tax	3,837	—	9,110	—
Costs related to an arbitration concluded in second quarter 2006, net of tax	—	—	441	—
Costs and expenses related to the Company’s move into its new corporate headquarters	248	—	1,081	—
Write-off of previously deferred expenses related to discontinued acquisitions, net of tax	—	—	55	217
Non-GAAP net income (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value, certain other charges related to acquisitions, costs related to an arbitration concluded in second quarter 2006, expenses related to the Company’s move into its new corporate headquarters and the write-off of previously deferred expenses related to discontinued acquisitions)	$7,451	$8,136	$30,981	$29,415

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DJO Incorporated

Unaudited Reconciliation of Non-GAAP Financial Measures continued

(In thousands, except per share data)

The measure, “Non-GAAP diluted net income per share” is reconciled with GAAP net income in the table below:

	Three Months Ended		Year Ended
	Dec. 31, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005

GAAP diluted net income per share	$0.04	$0.35	$0.54	$1.29
Stock-based compensation expense, net per share	0.10	—	0.33	—
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions, net per share	0.16	—	0.38	—
Costs related to an arbitration concluded in second quarter 2006, net per share	—	—	0.02	—
Costs and expenses related to the Company’s move into its new corporate headquarters, net per share	0.01	—	0.05	—
Write-off of previously deferred expenses related to discontinued acquisitions, net per share	—	—	—	0.01
Non-GAAP net income (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value, certain other charges related to acquisitions, costs related to an arbitration concluded in second quarter 2006, expenses related to the Company’s move into its new corporate headquarters and the write-off of previously deferred expenses related to discontinued acquisitions)	$0.31	$0.35	$1.32	$1.30

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